FOR IMMEDIATE RELEASE	TSX: CTI OTCBB: CHKT

CHEMOKINE THERAPEUTICS’ CANCER DRUG GRANTED ORPHAN-DRUG DESIGNATION FOR THE TREATMENT OF OSTEOGENIC SARCOMA

Vancouver, BC (July 19, 2005) – Chemokine Therapeutics Corp. (the Company) (OTCBB: CHKT, TSX: CTI), a biotechnology company developing peptide-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that the United States Food and Drug Administration (FDA) has granted orphan-drug designation to CTCE-9908 for the treatment of osteogenic sarcoma, a bone cancer that occurs in children and young adults. The Company has designed CTCE-9908 to inhibit the growth and spread of cancer, with the potential for use with existing therapies (chemotherapy, surgery, and radiation) to improve treatment outcomes.  A recently completed Phase I study demonstrated that healthy adults tolerated a single intravenous administration without any significant toxicity. The Company has scheduled a Phase Ib/II study, initially in adults with several types of cancer, to commence in the fourth quarter of 2005.

“With an orphan-drug designation assigned to CTCE-9908 for osteogenic sarcoma, our Company may benefit from the availability of additional regulatory and clinical resources as we develop a novel approach to the treatment of cancer,” said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics.   “Like many cancers, osteogenic sarcoma is a cancer that spreads to distant sites, with the lungs as a secondary site for tumor development. We believe that the spread of cancer cells is due to an interaction between cancer cells and natural chemokine signals.  Many researchers believe that blocking the signal can interrupt this migration.  Our hope is that CTCE-9908 can be given to a cancer patient undergoing established treatments to prevent cancer from reestablishing itself in new sites in the body.”

Cytostatic and Cytotoxic Drugs

Cytostatic drugs are newer drugs designed with a mechanism-based approach to slow the progression of disease.  Cancer drugs such as Avastin™, Tarceva™ and Herceptin® (Genentech, NYSE:DNA) are examples of approved cytostatic drugs.  They are most effective when used in combination with cytotoxic drugs - traditional chemotherapy drugs which kill cancer cells.  CTCE-9908 is also a cytostatic drug. The Company believes that CTCE-9908 interrupts cancer spread and growth by interfering with major pathways in cancer metastasis.

CTCE-9908: a mechanism-based drug targeting cancer via the CXCR4 receptor

The Company has designed CTCE-9908 to block CXCR4, a receptor found on the surface of many common cancers. The Company recently announced results of a preclinical study, conducted by collaborators with the National Cancer Institute (NCI). The study found that CTCE-9908 dramatically inhibited the spread of cancer to the lung in mice that had an osteosarcoma cell line. The group treated with CTCE-9908 had a decrease (67%) in the number of visible lung nodules due to the cancer spreading when compared to the untreated group. The Company announced these results at the American Association for Cancer Research 2005 Annual Meeting on April 17, 2005.

Background on Orphan Drug Status

The U.S. Orphan Drug Act is intended to assist and encourage companies to develop safe and effective therapies for the treatment of rare diseases and disorders for which there are 200,000 or fewer cases per year. Once the FDA grants marketing approval of an orphan drug, a company will have seven years exclusivity to the drug, In addition, the orphan drug designation enables a company to apply for grants to fund both clinical and nonclinical studies from both the National Institutes of Health (NIH) and the FDA. The Office of Orphan Products Development under the FDA provides protocol assistance, advice on the conduct of clinical trials, tax credits equal to 50% of the total clinical trial costs in the U.S., and a waiver of the New Drug submission fee and annual establishment and product fees.

CXCR4 inhibition and anti-angiogenesis

A recent study suggests blocking CXCR4 may also improve the effectiveness of chemotherapy at both killing cancer cells and preventing surviving cancer cells from establishing another location in the body by preventing the growth of blood vessels to feed the tumor. For example, blockage of CXCR4 reduces the growth of gastrointestinal tumors by reducing blood vessel growth which carries vital nutrients to a tumor. Avastin™ works on a protein called vascular endothelial growth factor (VEGF) and is the first approved anti-cancer drug designed to inhibit blood vessel growth to tumors.  The authors of the study conclude that blocking CXCR4 may work independently of the VEGF mechanism, providing a new avenue for cancer drug development.

CXCR4 inhibition may enhance the effectiveness of chemotherapy

Recent research on CXCR4 receptors also suggest that the presence of CXCR4 on cancer cells may play a major role in resistance to chemotherapy and contribute to treatment failures.  Researchers have concluded that blocking the receptor has the potential to increase the effectiveness of chemotherapy to kill cancer cells in the primary tumor. The Company is planning preclinical Studies with CTCE-9908 to explore this new discovery.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of cytokines, proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.   Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

References:

Zlotnik A. Semin Caner Biol. 2004 Jun; 14(3):181-5. Review.

Kryczek I, et al. Cancer Research. 2005 Jan15;65(2):465-72.

Hartmann TN, et al. Oncogene. 2005 Jun23;24(27):4462-71.

Avastin™ and Herceptin® are registered trademarks of Genentech

Tarceva™ is a registered trademark of OSI Pharmaceuticals.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Jim Blackman, PR Financial Marketing

713-256-0369

jimblackman@prfinancialmarketing.com

Corporate Contact

Frederica Bell

(778)998-9890

fbell@chemokine.net

Licensing Enquiries

Ian Harper, B.Sc.

Executive Director Corporate Development

604-822-0305

iharper@chemokine.net